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                                                                    EXHIBIT 3.1

                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                         AUTHENTIC FITNESS CORPORATION

                                   * * * * *


        AUTHENTIC FITNESS CORPORATION, a Delaware corporation (the "Corporation") hereby certifies as follows:

        1. The name of the Corporation is Authentic Fitness Corporation and the name under which the Corporation was originally incorporated was S Acquisition Group Inc. The date of the filing of its original Certificate of Incorporation with the Secretary of State was April 10, 1990.

        2. As of July 2, 1992, each share of previously issued Class A Common Stock with a par value of $0.01 per share and each share of Class B Common Stock with a par value of $0.01 are hereby reclassified and changed into one share of Common Stock with a par value of $0.01 per share. All such shares of Class A Stock and Class B Stock are hereby cancelled.

        3. This Restated Certificate of Incorporation was duly adopted in accordance with Section 242 and Section 245 of the Delaware General Corporation Law (the "Delaware Law").

        4. The text of the Certificate of Incorporation as hereby and heretofore amended or supplemented is hereby restated to read as herein set forth in full:

        FIRST: The name of the Corporation is Authentic Fitness Corporation.

        SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

        THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended ("Delaware Law").




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        FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 40,000,000, consisting of 25,000,000 shares of Common Stock, par value $0.001 per share (the "Common Stock"), and 15,000,000 shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock").

        The Board of Directors is hereby empowered to authorize by resolution or resolutions from time to time the issuance of one or more classes or series of Preferred Stock and to fix the designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to each such class or series of Preferred Stock and the number of shares constituting each such class or series, and to increase or decrease the number of shares of any such class or series to the extent permitted by the Delaware Law.

        FIFTH: The name and place of residence of the incorporator are deleted in accordance with Section 245 of the Delaware Law.

        SIXTH: (a) The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three nor more than nine directors, the exact number of directors to be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the entire Board of Directors.

        (b) The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. Each director shall serve for a term ending on the date of the third annual meeting of stockholders next following the annual meeting at which such director was elected, provided that directors initially designated as Class I directors shall serve for a term ending on the date of the 1993 annual meeting, directors initially designated as Class II directors shall serve for a term ending on the 1994 annual meeting, and directors initially designated as Class III directors shall serve for a term ending on the date of the 1995 annual meeting. Notwithstanding the foregoing, each director shall hold office until such director's successor shall have been duly elected and qualified or until such director's earlier death, resignation or removal. In the event of any change in the number of directors, the Board of Directors shall apportion any newly created directorships among, or reduce the number of directorships in, such class or classes as shall equalize,


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as nearly as possible, the number of directors in each class. In no event will a decrease in the number of directors shorten the term of any incumbent director.

        (c) The names and mailing addresses of the persons who are to serve initially as directors of each Class are:

        Name                Mailing Address
        ----                ---------------

Class I

Christopher G. Staff        c/o Authentic Fitness Corporation
                            7911 Haskell Avenue
                            Van Nuys, California 91410

Class II

Stuart D. Buchalter         c/o Authentic Fitness Corporation
                            7911 Haskell Avenue
                            Van Nuys, California 91410

William S. Finkelstein      c/o Authentic Fitness Corporation
                            90 Park Avenue
                            New York, N.Y. 10016

Class III

Linda J. Wachner            c/o Authentic Fitness Corporation
                            90 Park Avenue
                            New York, N.Y. 10016

David A. Bernstein          c/o Authentic Fitness Corporation
                            7911 Haskell Avenue
                            Van Nuys, California 91410

        (d) There shall be no cumulative voting in the election of directors. Election of directors need not be by written ballot unless the bylaws of the Corporation so provide.

        (e) Vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors may be filled solely by a majority of the directors then in office (although less than a quorum) or by the sole remaining director, and each director so elected shall hold office for a term that shall coincide with the term of the Class to which such director shall have been elected.

        (f) No director may be removed from office by the stockholders except for cause with the affirmative vote of


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the holders of not less than a majority of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

        (g) Notwithstanding the foregoing, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the resolution or resolutions adopted by the Board of Directors pursuant to ARTICLE FOURTH applicable thereto, and each director so elected shall not be subject to the provisions of this ARTICLE SIXTH unless otherwise provided therein. The Board of Directors shall have the power to adopt, amend or repeal the bylaws of the Corporation.

        SEVENTH: The Board of Directors shall have the power to adopt, amend or repeal the bylaws of the Corporation.

        The stockholders may adopt, amend or repeal the bylaws only with the affirmative vote of the holders of not less than 66 2/3% of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

        EIGHTH: Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with the Delaware Law, as amended from time to time, and may not be taken by written consent of stockholders without a meeting.

        NINTH: Special meetings of the stockholders may be called by the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer of the Corporation and may not be called by any other person. Notwithstanding the foregoing, whenever holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, such holders may call, pursuant to the terms of the resolution or resolutions adopted by the Board of Directors pursuant to ARTICLE FOURTH hereto, special meetings of holders of such Preferred Stock.

        TENTH: (1) A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware Law.


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        (2)(a) Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law. The right to indemnification conferred in this ARTICLE TENTH shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Delaware Law. The right to indemnification conferred in this ARTICLE TENTH shall be a contract right.

        (b) The Corporation may, by action of its Board of Directors, provide indemnification to such of the officers, employees and agents of the Corporation to such extent and to such effect as the Board of DIrectors shall determine to be appropriate and authorized by Delaware Law.

        (3) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the reuest of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under Delaware Law.

        (4) The rights and authority conferred in this ARTICLE TENTH shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.

        (5) Neither the amendment nor repeal of this ARTICLE TENTH, nor the adoption of any provision of this Certificate of Incorporation or the bylaws of the Corporation, nor, to the fullest extent permitted by Delaware Law, any modification of law, shall eliminate or reduce the effect of this ARTICLE TENTH in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

        ELEVENTH: The Corporation reserves the right to amend this Certificate of Incorporation in any manner permitted by the Delaware Law and all rights and powers con-


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ferred upon stockholders, directors and officers herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in ARTICLES SIXTH, SEVENTH, EIGHTH, NINTH, TENTH and this ARTICLE ELEVENTH may not be repealed or amended in any respect, and no other provision may be adopted, amended or repealed which would have the effect of modifying or permitting the circumvention of the provisions set forth in ARTICLES SIXTH, SEVENTH, EIGHTH, NINTH, TENTH and this ARTICLE ELEVENTH, unless such action is approved by the affirmative vote of the holders of not less than 66 2/3% of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

        IN WITNESS WHEREOF, said Authentic Fitness Corporation has caused this certificate to be signed by Linda J. Wachner, its Chairman of the Board of DIrectors, and attested by William Chan, its Secretary, this 30th day of June, 1992.


                                            By:  /s/ Linda J. Wachner
                                               -------------------------------
                                                 Linda J. Wachner, Chairman
                                                 of the Board of Directors


ATTEST:


By:  /s/ William Chan
   ---------------------------------
     William Chan, Secretary




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                           CERTIFICATE OF CORRECTION
                                       OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                         AUTHENTIC FITNESS CORPORATION


        Authentic Fitness Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

        FIRST: That the Restated Certificate of Incorporation filed in the office of the Secretary of State of Delaware on June 30, 1992 (the "Restated Certificate of Incorporation") has been found to be an inaccurate record of the action taken and, therefore, requires correction pursuant to Section 103(f) of the General Corporation Law of the State of Delaware, 8 Del. C. Section 103(f).

        SECOND: The Restated Certificate of Incorporation as filed inadvertently contained a typographical error in the second paragraph thereof, in that the par value of the Common Stock into which the Class A Common Stock and Class B Common Stock were reclassified was incorrectly indicated to be "$0.01" per share instead of "$0.001" per share. Accordingly, the aforementioned Restated Certificate of Incorporation is hereby corrected to replace the reference to "$0.01" in the fifth line of the second paragraph thereof with "$0.001".

        IN WITNESS WHEREOF, said Authentic Fitness Corporation has caused its corporate seal to be hereunto affixed and this certificate to be signed by Christopher G. Staff, a President of the Company, and William W. Chan, its Secretary this ___ day of July 1992.


                                           AUTHENTIC FITNESS CORPORATION


                                           By  /s/ Christopher G. Staff
                                             ---------------------------------
                                                   Christopher G. Staff
                                                        President


Attest:


     /s/ William Chan
------------------------------
         Secretary




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                            CERTIFICATE OF AMENDMENT
                                       OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                         AUTHENTIC FITNESS CORPORATION

                          (Pursuant to Section 242 of
                          the General Corporation Law
                           of the State of Delaware)

                                   * * * * *


        The undersigned, being the Chairman of the Board of Authentic Fitness Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

        1. The first paragraph of Article Fourth of the Restated Certificate of Incorporation of this corporation is hereby amended to read in its entirety as follows:

        "FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue is 75,000,000, consisting of 60,000,000 shares of Common Stock, par value $0.001 per share (the "Common Stock"), and 15,000,000 shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock").

        2. The aforesaid amendment has been duly approved by the Board of Directors of this corporation and duly approved by a majority of the outstanding stock entitled to vote thereon.

        3. The aforesaid amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the undersigned has executed this certificate and has caused this certificate to be attested by William Chan, the Secretary of this corporation, this 8th day of February 1995.


                                        /s/ Linda J. Wachner
                                        --------------------------------
                                        Linda J. Wachner
                                        Chairman of the Board of
                                        Directors


ATTEST:


By: William Chan
   ------------------------
    William Chan
    Secretary



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